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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2000, except for Note 13, which is as of March 27, 2000, relating to the financial statements, which appears in 3dfx Interactive, Inc.'s Annual Report on Form 10-K/A for the year ended January 31, 2000. We also consent to the incorporation by reference of our report dated May 1, 2000 relating to the Financial Statement Schedule, which appears in 3dfx Interactive, Inc.'s Annual Report on Form 10-K/A for the year ended January 31, 2000.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
San Jose, California
July 24, 2000